UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2008, a subsidiary of Altera Corporation (“Altera”), Altera Corporation (M) SDN. BHD. (“Altera Malaysia”), entered into a letter of acceptance of a construction contract (the “Letter of Acceptance”) by and among Altera Malaysia, B.L. Tay Architect on behalf of Altera Malaysia, and Nakano Construction SDN. BHD. (“Nakano Construction”).

The Letter of Acceptance provides for the construction of an additional building located on the same property as Altera’s existing design and test facility in Penang, Malaysia. Nakano Construction will receive a fixed lump sum of RM70,600,000.00 (Ringgit Malaysia), or approximately $21.6 million US dollars.

The description of the Letter of Acceptance contained herein is qualified in its entirety by reference to the Letter of Acceptance, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Letter of Acceptance of a Construction Contract dated January 11, 2008, by and among Altera Corporation (M) SDN. BHD., B.L. Tay Architect, on behalf of Altera Malaysia, and Nakano Construction SDN. BHD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Vice President, General Counsel, and Secretary

Dated: January 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter of Acceptance of a Construction Contract dated January 11, 2008, by and among Altera Corporation (M) SDN. BHD., B.L. Tay Architect, and Nakano Construction SDN. BHD.